Exhibit 4.4

FORM OF AMENDED AND RESTATED TRUST AGREEMENT (Holding Trust) between EXETER AUTOMOBILE RECEIVABLES TRUST 2024-3 Seller and WILMINGTON TRUST COMPANY Owner Trustee Dated as of May 6, 2024

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EXHIBITS

EXHIBIT A   FORM OF HOLDING TRUST CERTIFICATE

EXHIBIT B   FORM OF CERTIFICATE OF TRUST

EXHIBIT C   FORM OF NOTICE OF REPURCHASE REQUEST

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This AMENDED AND RESTATED TRUST AGREEMENT, dated as of May 6, 2024, between EXETER AUTOMOBILE RECEIVABLES TRUST 2024-3, a Delaware statutory trust, as depositor (the “Seller”), and WILMINGTON TRUST COMPANY, a Delaware trust company, as Owner Trustee, amends and restates in its entirety that certain Trust Agreement dated as of January 4, 2024 (the “Initial Trust Agreement”), between EFCAR, LLC, as depositor (the “Initial Depositor”) and the Owner Trustee.

WHEREAS, the parties to this Agreement and the Initial Depositor intend to amend and restate the Initial Trust Agreement on the terms and conditions set forth in this Agreement;

WHEREAS, the Initial Depositor desires to assign its rights and obligations under the Initial Trust Agreement and the Seller, as the Depositor under this Agreement, desires to accept such rights and obligations; and

WHEREAS, the parties hereto and the Initial Depositor are entering into this Agreement pursuant to which, among other things, the Initial Trust Agreement will be amended and restated and the Holding Trust Certificate will be issued to the Seller.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend and restate the governing instrument of the Holding Trust and agree as follows:

ARTICLE I

Definitions

SECTION 1.1.  Capitalized Terms.

For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

“Applicable Anti-Money Laundering Law” shall have the meaning assigned to such term in Section 6.11.

“Bankruptcy Action” shall have the meaning assigned to such term in Section 4.5(a).

“Basic Documents” shall mean this Agreement, the Issuer Trust Agreement, the Certificate of Trust, the Purchase Agreement, Sale and Servicing Agreement, the Indenture, the Underwriting Agreement, the Lockbox Account Agreement, the Lockbox Intercreditor Agreement, the Custodian Agreement, the Contribution Agreement, the Asset Representations Review Agreement and the other documents and certificates delivered in connection therewith, as the same may be amended, restated or supplemented from time to time.

“Benefit Plan” shall have the meaning assigned to such term in Section 3.12.

“Certificate of Trust” shall mean the Certificate of Trust in the form of Exhibit B as filed for the Holding Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Contribution Agreement” shall mean the Contribution Agreement dated as of May 6, 2024, between the Issuer and the Holding Trust, as the same may be amended and supplemented from time to time.

“Controlling Party” shall mean an executive officer, senior officer, senior manager or any other individual who regularly performs similar functions.

“Corporate Trust Office” shall mean, with respect to the Owner Trustee and the Holding Trust Certificate Registrar, the principal Corporate Trust Office of Wilmington Trust Company located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at such other address as Wilmington Trust Company may designate by notice to the Depositor, or the principal Corporate Trust Office of any successor Owner Trustee or Holding Trust Certificate Registrar, as applicable (the address of which such successor will notify the Depositor).

“Depositor” shall mean the Seller in its capacity as Depositor hereunder.

“Distribution Date” shall have the meaning set forth in the Sale and Servicing Agreement.

“ERISA” shall have the meaning assigned to such term in Section 3.12.

“EFCAR” shall mean EFCAR, LLC, a Delaware limited liability company, in its capacity as Seller under the Sale and Servicing Agreement.

“Exeter” shall mean Exeter Finance LLC.

“Expenses” shall have the meaning assigned to such term in Section 7.2.

“FATCA” shall mean Sections 1471 through 1474 of the Code and (a) any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), (b) any applicable agreement entered into under Section 1471(b)(1) of the Code, and (c) any applicable intergovernmental agreement with respect to the implementation of the foregoing.

“FATCA Information” shall mean, with respect to the Holding Trust Certificateholder or Holder, any form or other certification, or such other information reasonably sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“FATCA Withholding Tax” shall mean any required withholding or deduction of tax pursuant to FATCA.

“Holding Trust” shall mean the trust continued by this Agreement.

“Holding Trust Certificate” means the trust certificate evidencing the undivided beneficial interest of the Holding Trust Certificateholder in the Holding Trust, substantially in the form of Exhibit A attached hereto.

“Holding Trust Certificateholder” or “Holder” shall mean the person in whose name the Holding Trust Certificate is registered on the Holding Trust Certificate Register.

“Holding Trust Certificate Paying Agent” shall mean any paying agent or co-paying agent appointed pursuant to Section 3.13 and shall initially be Exeter Finance LLC, as Servicer.

“Holding Trust Certificate Register” and “Holding Trust Certificate Registrar” shall mean the register mentioned and the registrar appointed pursuant to Section 3.7.

“Indemnified Parties” shall have the meaning assigned to such term in Section 7.2.

“Indenture” shall mean the Indenture dated as of May 6, 2024, among the Issuer, the Holding Trust and Citibank, N.A., as Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” shall mean, initially, Citibank, N.A., in its capacity as indenture trustee, including its successors in interest, until and unless a successor Person shall have become the Indenture Trustee pursuant to the Indenture, and thereafter “Indenture Trustee” shall mean such successor Person.

“Initial Depositor” shall mean EFCAR, LLC, in its capacity as depositor under the Initial Trust Agreement.

“Initial Trust Agreement” has the meaning set forth in the recitals to this Agreement.

“Issuer” means Exeter Automobile Receivables Trust 2024-3.

“Issuer Trust Agreement” shall mean the Amended and Restated Trust Agreement dated as of May 6, 2024, between EFCAR, LLC, as seller and Wilmington Trust Company, as owner trustee.

“Owner Holding Trust Estate” shall mean all right, title and interest of the Holding Trust in and to the property and rights assigned to the Holding Trust pursuant to the Contribution Agreement, and all other property of the Holding Trust from time to time, including any rights of the Holding Trust pursuant to the Contribution Agreement.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Percentage Interest” shall mean, with respect to the Holding Trust Certificate, the individual percentage interest of the Holding Trust Certificate which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Holding Trust beneficially owned by the Holding Trust Certificateholder. For the avoidance of doubt, in no event shall the Percentage Interest of the Holding Trust Certificate be anything other than 100%.

“Permitted Modification” shall mean an extension, deferral, amendment, modification, temporary reduction in payment, alteration or adjustment to the terms of, or with respect to, any Receivable that is in accordance with the Servicer’s customary servicing practices and (i) that is not a significant modification pursuant to Treasury Regulation section 1.1001-3 or (ii) with respect to which the Servicer has delivered a certificate to the Owner Trustee to the effect that such extension, deferral, amendment, modification, temporary reduction in payment, alteration or adjustment will not cause the Holding Trust to be treated for U.S. federal income tax purposes as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

“Record Date” shall mean with respect to any Distribution Date, the close of business on the last Business Day immediately preceding such Distribution Date.

“Responsible Officer” shall mean, with respect to the Owner Trustee, any officer within the Corporate Trust Administration office of the Owner Trustee with direct responsibility for the administration of the Holding Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement dated as of May 6, 2024, among the Issuer, the Holding Trust, EFCAR, Exeter Finance LLC, and Citibank, N.A., as Backup Servicer and as Indenture Trustee, as the same may be amended and supplemented from time to time.

“Secretary of State” shall mean the Secretary of State of the State of Delaware. “STAMP” shall have the meaning assigned to such term in Section 3.7.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. as the same may be amended from time to time.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

SECTION 1.2.  Other Definitional Provisions.

(a)            Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b)            All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)            As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)            The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

Organization

SECTION 2.1.  Name and Amendment of Initial Trust Agreement.

There is hereby continued a Delaware statutory trust to be known as “Exeter Holdings Trust 2024-3,” in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

EFCAR, LLC, as the Initial Depositor, hereby consents to the amendment of the Initial Trust Agreement by this Agreement and acknowledges and agrees that all of its rights and obligations as depositor with respect to the Holding Trust are hereby assumed by the Seller.

SECTION 2.2.  Office.

The office of the Holding Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Holding Trust Certificateholder.

SECTION 2.3.  Purposes and Powers.

The purpose of the Holding Trust is, and the Holding Trust and the Owner Trustee or the Servicer, as applicable, on behalf of the Holding Trust, shall have the power and authority, to engage in the following activities:

(i)            to issue the Holding Trust Certificate pursuant to this Agreement;

(ii)            to acquire from time to time the Owner Holding Trust Estate, to assign, grant, transfer, pledge, mortgage and convey the rights to the Owner Holding Trust Estate to the Indenture Trustee pursuant to the Indenture for the benefit of the Indenture Trustee on behalf of the Noteholders and to hold, manage and distribute to the Holding Trust Certificateholder pursuant to the terms of the Sale and Servicing Agreement any portion of the rights to the Owner Holding Trust Estate released from the Lien of the Indenture;

(iii)            to sell from time to time any portion of the Owner Holding Trust Estate pursuant to the terms of the Sale and Servicing Agreement;

(iv)            to enter into and perform its obligations under the Basic Documents to which it is a party;

(v)            to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, and the filing of state business licenses (and any renewals thereof) as prepared and instructed by the Holding Trust Certificateholder or the Servicer, including, without limitation, a Sales Finance Company Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Consumer Discount License Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Financial Regulation Application with the Maryland Department of Labor, Licensing and Regulation, and a Money Lender License Application with the South Dakota Department of Labor and Regulation;

(vi)            subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Holding Trust Estate and the making of distributions to the Holding Trust Certificateholder.

The Holding Trust is hereby authorized to engage in the foregoing activities. The Holding Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

Notwithstanding anything to the contrary in this Agreement, the Basic Documents or in any other document, neither the Holding Trust nor the Owner Trustee (nor any agent of either person) shall be authorized or empowered to acquire any other investments, reinvest any proceeds of the Holding Trust or engage in activities other than the foregoing, and, in particular neither the Holding Trust nor the Owner Trustee (nor any agent of either person) shall be authorized or empowered to do anything that would cause the Holding Trust to fail to qualify as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

SECTION 2.4.  Appointment of Owner Trustee.

The Depositor pursuant to that Initial Trust Agreement, appointed Wilmington Trust Company as Owner Trustee, and hereby confirms such appointment, to have all the rights, powers and duties set forth herein. Wilmington Trust Company hereby accepts such appointment and will continue to serve as Owner Trustee under this Agreement.

SECTION 2.5.  Initial Capital Contribution of Owner Holding Trust Estate.

The Owner Trustee hereby acknowledges receipt in trust from the Depositor of the Conveyed Assets (as defined in the Contribution Agreement), which contribution shall constitute the initial Owner Holding Trust Estate. The Depositor acknowledges that such contribution has been transferred to, and is being held by, Citibank, N.A., as agent for the Holding Trust.  Exeter Finance LLC shall pay organizational expenses of the Holding Trust as they may arise.

SECTION 2.6.  Declaration of Trust.

The Owner Trustee hereby declares that it will hold the Owner Holding Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Holder, subject to the obligations of the Holding Trust under the Basic Documents. It is the intention of the parties hereto that the Holding Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Holding Trust. The Certificate of Trust has been filed with the Secretary of State and such filing is hereby ratified in all respects.

The Holder shall not have any personal liability for any liability or obligation of the Holding Trust.

SECTION 2.7.  Title to Owner Holding Trust Estate.

(a)            Legal title to all the Owner Holding Trust Estate shall be vested at all times in the Holding Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Holding Trust Estate to be vested in a trustee or trustees, in which case, only with the prior written approval of the Owner Trustee, title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

(b)            The Holder shall not have legal title to any part of the Owner Holding Trust Estate. The Holder shall be entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with Article VIII and Article XI. No transfer, by operation of law or otherwise, of any right, title or interest by the Holding Trust Certificateholder of its ownership interest in the Owner Holding Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Holding Trust Estate.

SECTION 2.8.  Situs of Holding Trust.

The Holding Trust will be located and administered in the State of Delaware. The Holding Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer, the Holding Trust Certificate Registrar, the Holding Trust Certificate Paying Agent or any agent of the Holding Trust from having employees within or outside the State of Delaware. The only office of the Holding Trust will be at the Corporate Trust Office located in Delaware.

SECTION 2.9.  Representations and Warranties of the Depositor.

The Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Owner Holding Trust Estate in trust and issuing the Holding Trust Certificate.

(a)            Organization and Good Standing. The Depositor is duly organized and validly existing as a Delaware statutory trust with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents.

(b)            Due Qualification. The Depositor is duly qualified to do business as a statutory trust, is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification.

(c)            Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Holding Trust and the Depositor has duly authorized such sale and assignment and deposit to the Holding Trust by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(d)            No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Basic Documents, except for such as have been obtained, effected or made.

(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the certificate of trust or trust agreement of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f)            No Proceedings. There are no proceedings or investigations pending or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Holding Trust Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the U.S. federal income tax or other federal, state or local tax attributes of the Holding Trust Certificate.

SECTION 2.10.  Covenants of the Holding Trust Certificateholder.

The Holding Trust Certificateholder agrees:

(a)            to be bound by the terms and conditions of the Holding Trust Certificate of which the Holder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of the Holder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Holding Trust and the Owner Trustee; and

(b)            except as expressly provided in Sections 4.5 and 10.12, not to, for any reason, take any Bankruptcy Action.

SECTION 2.11.  U.S. Federal Income Tax Treatment of the Holding Trust.

(a)            It is the intention of the parties hereto that, solely for federal, State and local income, franchise and value added tax purposes, the Holding Trust shall be treated as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code, with the assets of the Holding Trust constituting the Owner Holding Trust Estate and other assets held by the Holding Trust, provided that if it is successfully asserted by the appropriate tax authorities that the Holding Trust is not properly characterized as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code, the Holding Trust shall be treated, for U.S.  federal, state and local income, franchise and value added tax purposes, as a disregarded entity if there is only one beneficial owner for U.S. federal income tax purposes of the Holding Trust Certificate in the Holding Trust.

(b)            The parties hereto and the Holding Trust Certificateholder, by acceptance of the Holding Trust Certificate, agree to treat the Holding Trust in accordance with the intention that the Holding Trust be characterized as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code and, unless otherwise required by appropriate taxing authorities or by law, not to take any action or, direct any other party to take any action, inconsistent therewith, including, but not limited to, modifying, or directing any other party to modify, the terms of a Receivable unless the modification is a Permitted Modification. In furtherance of the foregoing, (i) the purpose of the Holding Trust shall be to protect and conserve the assets of the Holding Trust, and the Holding Trust shall not at any time engage in or carry on any kind of business for U.S. federal income tax purposes or any kind of commercial activity and (ii) the Holding Trust and Owner Trustee (upon direction from the Holding Trust Certificateholder) (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Holding Trust as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. Notwithstanding anything to the contrary in this Agreement or otherwise, neither the Holding Trust nor the Owner Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Holding Trust other than pursuant to the specific provisions of this Agreement, (2) vary the investment of the Holding Trust within the meaning of Treasury Regulation section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Holding Trust to take advantage of variations in the market to improve the investment of the Holding Trust Certificateholder. The provisions of this Agreement shall be interpreted consistent with and to further this intention of the parties. The parties agree that, unless otherwise required by appropriate taxing authorities or by law, the Holding Trust will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Holding Trust as an entity separate from its owner.

(c)            Neither the Owner Trustee nor the Holding Trust Certificateholder will, under any circumstances, and at any time, make an election on IRS Form 8832 or otherwise, to classify the Holding Trust as an association taxable as a corporation for federal, state or any other applicable tax purpose.

ARTICLE III

Holding Trust Certificate and Transfer of Interest

SECTION 3.1.  Initial Ownership.

Upon the formation of the Holding Trust by the conveyance of the Conveyed Assets by the Depositor pursuant to Section 2.5, the Owner Trustee is hereby directed to execute, and the Holding Trust Certificate Registrar is directed to authenticate and deliver, the Holding Trust Certificate representing 100% of the Percentage Interest in the Holding Trust Certificate to the Issuer.  The Holding Trust Certificate Registrar is hereby directed to record the issuance of the Holding Trust Certificate and the Issuer as the Holding Trust Certificateholder thereof in the Holding Trust Certificate Registrar.

SECTION 3.2.  The Holding Trust Certificate.

The Holding Trust Certificate shall be issued without any principal amount, and to the fullest extent permitted by applicable law, shall only be issued as a single, definitive certificate representing 100% of the undivided beneficial ownership interest in the Owner Holding Trust Estate. Subject to Section 3.8, to the fullest extent permitted by applicable law, only one Holding Trust Certificate may be issued and outstanding at any time, and the Owner Trustee shall only recognize one Holding Trust Certificateholder at any time, as set forth in the Holding Trust Certificate Register.

The Holding Trust Certificate shall be executed on behalf of the Holding Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and shall be authenticated by manual signature  of an authorized officer of the Holding Trust Certificate Registrar. The Holding Trust Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Holding Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Holding Trust Certificate or did not hold such offices at the date of authentication and delivery of the Holding Trust Certificate.

A transferee of the Holding Trust Certificate shall become the Holding Trust Certificateholder, and shall be entitled to the rights and subject to the obligations of the Holding Trust Certificateholder hereunder, upon due registration of the Holding Trust Certificate in such transferee’s name pursuant to Section 3.7.

SECTION 3.3.  Authentication of Holding Trust Certificate.

The Holding Trust Certificate shall not entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on the Holding Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Holding Trust Certificate Registrar or the Holding Trust Certificate Registrar’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Holding Trust Certificate shall have been duly authenticated and delivered hereunder. The Holding Trust Certificate shall be dated the date of its authentication.

SECTION 3.4.  [Reserved].

SECTION 3.5.  [Reserved].

SECTION 3.6.  Definitive Holding Trust Certificate.

The Holding Trust Certificate will be issued in definitive form and will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream.

SECTION 3.7.  Registration of Transfer and Exchange of Holding Trust Certificate.

The Holding Trust Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.10, a Holding Trust Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Holding Trust Certificate Registrar shall (i) provide for the registration of the Holding Trust Certificate and of transfers and exchanges of the Holding Trust Certificate as herein provided and (ii) record the Percentage Interest evidenced by the Holding Trust Certificate. Wilmington Trust Company shall be the initial Holding Trust Certificate Registrar.

Any transfer of the Holding Trust Certificate must be effected in accordance with this Agreement, and any purported transfer of the Holding Trust Certificate other than in accordance with this Agreement shall to the fullest extent permitted by law, be ineffective and void ab initio. Subject to the foregoing and the other provisions of this Section 3.7, a transferee of the Holding Trust Certificate shall become the Holding Trust Certificateholder and shall be entitled to the rights and be subject to the obligations of the Holding Trust Certificateholder hereunder, upon such transferee’s acceptance of the Holding Trust Certificate that has been duly registered in such transferee’s name.

To the fullest extent permitted by applicable law, the Holding Trust Certificate may only be transferred in whole and not in part, and may not be transferred except to (x) the Issuer or (y) the Indenture Trustee for the benefit of the Noteholders in accordance with the Indenture, unless: (i) such transfer is accompanied by a written instrument of transfer in form satisfactory to the Holding Trust Certificate Registrar duly executed by the Holding Trust Certificateholder or its attorney duly authorized in writing; and (ii) the Holding Trust Certificate shall have been surrendered to the Holding Trust Certificate Registrar for registration of transfer or the provisions of Section 3.8 regarding a mutilated, destroyed, lost or stolen Holding Trust Certificate shall have been complied with. In addition, prior to the satisfaction and discharge of the Indenture, the Holding Trust Certificate shall not be transferred except with the prior written consent of the Indenture Trustee acting upon the instruction or with the consent of all of the Noteholders.

Upon surrender for registration of transfer of the Holding Trust Certificate at the office or agency maintained pursuant to Section 3.10, and the satisfaction of the conditions of transfer in this Agreement, the Holding Trust Certificate Registrar or the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Holding Trust Certificate dated the date of authentication by the Holding Trust Certificate Registrar, the Owner Trustee or any authenticating agent. All such transfers of the Holding Trust Certificate will only be made to an Affiliate of the Depositor or a Qualified Institutional Buyer (or the Issuer or the Indenture Trustee for the benefit of the Noteholders in accordance with the Indenture).

The Holding Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer or exchange in form satisfactory to the Owner Trustee and the Holding Trust Certificate Registrar and accompanied by IRS Form W-9 (or successor form) or IRS Form W-8 BEN-E (or other applicable IRS Form W‑8, W-8 ECI or W-9), as applicable, and such other documentation as may be reasonably required by the Owner Trustee in order to comply with Applicable Anti-Money Laundering Law, each in form satisfactory to the Owner Trustee and the Holding Trust Certificate Registrar, duly executed by the Holding Trust Certificateholder or his attorney duly authorized in writing, and, at the Holding Trust Certificate Registrar’s request, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Holding Trust Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Holding Trust Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.  The Holding Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Holding Trust Certificate Registrar in accordance with its customary practice. No transfer will be effectuated hereunder unless the Owner Trustee has received the transfer documentation required hereunder.

No service charge shall be made for any registration of transfer or exchange of the Holding Trust Certificate, but the Owner Trustee or the Holding Trust Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Holding Trust Certificate.

The provisions in this Article III relating to the Holding Trust Certificate Register and transfers of the Holding Trust Certificate are intended to comply with the requirements that the Holding Trust Certificate must meet in order to be considered in “registered form” within the meaning of Treasury Regulation section 1.871-14(c) and shall be interpreted consistently therewith.

SECTION 3.8.  Mutilated, Destroyed, Lost or Stolen Holding Trust Certificate.

If (a) any mutilated Holding Trust Certificate shall be surrendered to the Holding Trust Certificate Registrar, or if the Holding Trust Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of the Holding Trust Certificate and (b) there shall be delivered to the Holding Trust Certificate Registrar and the Owner Trustee, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that the Holding Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Holding Trust shall execute and the Holding Trust Certificate Registrar, or Wilmington Trust Company, as the Holding Trust Certificate Registrar’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Holding Trust Certificate, a new Holding Trust Certificate of like tenor and denomination. In connection with the issuance of any new Holding Trust Certificate under this Section, the Owner Trustee or the Holding Trust Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Holding Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Holding Trust, as if originally issued, whether or not the lost, stolen or destroyed Holding Trust Certificate shall be found at any time.

SECTION 3.9.  Persons Deemed Holding Trust Certificateholder.

Every Person by virtue of becoming the Holding Trust Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of the Holding Trust Certificate for registration of transfer, the Owner Trustee and the Holding Trust Certificate Registrar and any agent of the Owner Trustee and the Holding Trust Certificate Registrar, may treat the Person in whose name the Holding Trust Certificate shall be registered in the Holding Trust Certificate Register as the owner of the Holding Trust Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and none of the Owner Trustee or the Holding Trust Certificate Registrar nor any agent of the Owner Trustee or the Holding Trust Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.10.  Maintenance of Office or Agency.

The Holding Trust Certificate Registrar shall maintain an office or offices or agency or agencies where the Holding Trust Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Holding Trust Certificate Registrar in respect of the Holding Trust Certificate and the Basic Documents may be served. The Holding Trust Certificate Registrar initially designates its Corporate Trust Office for such purposes. The Holding Trust Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Holding Trust Certificateholder of any change in the location of the Holding Trust Certificate Register or any such office or agency.

SECTION 3.11.  [Reserved].

SECTION 3.12.  ERISA Restrictions.

The Holding Trust Certificate may not be purchased by or transferred to any person that is or will be, or that is acting on behalf of or investing assets of an entity that is or will be (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Plan”), or (iv) an employee benefit plan, a plan or other similar arrangement that is not a Plan but is subject to any provision of federal, state, local, non-U.S. or other laws or regulations substantially similar to Section 406 of ERISA or Section 4975 of the Code (each, a “Benefit Plan”). By accepting and holding its beneficial ownership interest in the Holding Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

SECTION 3.13.  Appointment of Holding Trust Certificate Paying Agent.

The Holding Trust Certificate Paying Agent shall make distributions to the Holding Trust Certificateholder pursuant to Article VIII and Article XI hereof. The Holding Trust may revoke such power and remove the Holding Trust Certificate Paying Agent if the Holding Trust or the Depositor by written direction to the Owner Trustee determines, each in its sole discretion, that the Holding Trust Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Holding Trust Certificate Paying Agent initially shall be the Servicer and any co-paying agent chosen by the Servicer and the Depositor. The Servicer shall be permitted to resign as Holding Trust Certificate Paying Agent upon 30 days’ written notice to the Owner Trustee and the Depositor. In the event that the Servicer shall no longer be the Holding Trust Certificate Paying Agent, the Depositor, with the consent of the Owner Trustee, shall appoint a successor to act as Holding Trust Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Holding Trust Certificate Paying Agent or any additional Holding Trust Certificate Paying Agent appointed hereunder to execute and deliver to the Owner Trustee an instrument in which such successor Holding Trust Certificate Paying Agent or additional Holding Trust Certificate Paying Agent shall agree with the Owner Trustee that, as Holding Trust Certificate Paying Agent, such successor Holding Trust Certificate Paying Agent or additional Holding Trust Certificate Paying Agent will hold all sums, if any, held by it for payment to the Holding Trust Certificateholder in trust for the benefit of the Holding Trust Certificateholder entitled thereto until such sums shall be paid to the Holding Trust Certificateholder. If a successor Holding Trust Certificate Paying Agent does not take office within 30 days after the retiring Holding Trust Certificate Paying Agent resigns or is removed, the retiring Holding Trust Certificate Paying Agent or the Holding Trust Certificateholder may petition any court of competent jurisdiction for the appointment of a successor Holding Trust Certificate Paying Agent (with all costs, fees, expenses, including attorneys’ fees and expenses, incurred by the Holding Trust Certificate Paying Agent in connection with such petition to be paid by the Holding Trust). The Holding Trust Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Holding Trust Certificate Paying Agent such Holding Trust Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The rights, protections, indemnities and immunities of the Servicer under the Sale and Servicing Agreement shall apply to Exeter Finance LLC in its role as Holding Trust Certificate Paying Agent for so long as it shall act as Holding Trust Certificate Paying Agent, and, to the extent applicable, to any other paying agent or authenticating agent appointed hereunder. Any reference in this Agreement to the Holding Trust Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 3.14.  Multiple Roles.  The provisions of Articles VI and VII of this Agreement shall apply to the Owner Trustee also in its role as Certificate Registrar for so long as it shall act as Certificate Registrar, and to the extent applicable, to any other certificate registrar or authenticating agent appointed hereunder.   It is expressly acknowledged, agreed and consented to that Wilmington Trust Company will be acting in the capacities of Owner Trustee and Holding Trust Certificate Registrar. Wilmington Trust Company may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties (if any) to the extent that any such conflict or breach arises from the performance by Wilmington Trust Company of its express duties set forth in this Agreement or in any other Basic Document in such multiple capacities, all of which defenses, claims or assertions are hereby expressly waived by the Depositor, the Trust, the Certificateholders and the Certificate Owners, except in the case of willful misconduct, bad faith or gross negligence by Wilmington Trust Company in the performance of such multiple capacities.

ARTICLE IV

Voting Rights and Other Actions

SECTION 4.1.  Prior Notice to Holder with Respect to Certain Matters.

With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Holding Trust Certificateholder in writing of the proposed action and the Holding Trust Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Holding Trust Certificateholder has withheld consent or provided alternative direction:

(a)            the election by the Holding Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute or unless such amendment would not materially and adversely affect the interests of the Holder); or

(b)            except pursuant to Section 12.1(b) of the Sale and Servicing Agreement, the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Holding Trust Certificateholder.

The Owner Trustee shall notify the Holding Trust Certificateholder in writing of any appointment of a successor Note Registrar or Indenture Trustee within five Business Days after receipt of notice thereof.

SECTION 4.2.  Action by Holding Trust Certificateholder with Respect to Certain Matters.

The Owner Trustee shall not have the power, except upon the direction of the Holding Trust Certificateholder in accordance with the Basic Documents, to remove the Servicer under the Sale and Servicing Agreement pursuant to Section 9.2 thereof. The Owner Trustee shall take the action referred to in the preceding sentence only upon written instructions signed by the Holding Trust Certificateholder and the furnishing of indemnification satisfactory to the Owner Trustee by the Holding Trust Certificateholder.

SECTION 4.3.  Restrictions on Holding Trust Certificateholder’s Power.

(a)            The Holding Trust Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Holding Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

(b)            The Holding Trust Certificateholder shall not have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless the Holding Trust Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless the Holding Trust Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 5.3. For the protection and enforcement of the provisions of this Section, the Holding Trust Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.4.  [Reserved].

SECTION 4.5.  Action with Respect to Bankruptcy Action.

(a)            The Holding Trust shall not, without the prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Holding Trust bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Holding Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to the Holding Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Holding Trust or a substantial part of its property, (v) make any assignment for the benefit of the Holding Trust’s creditors; (vi) admit in writing its inability to pay its debts generally as they become due; (vii) declare or effect a moratorium on its debt; or (viii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a “Bankruptcy Action”). In considering whether to give or withhold written consent to a Bankruptcy Action by the Holding Trust, the Owner Trustee, with the consent of the Holding Trust Certificateholder (which consent the Holding Trust Certificateholder believes to be in the best interests of the Holding Trust Certificateholder and the Holding Trust), shall consider the interest of the Noteholders in addition to the interests of the Holding Trust and whether the Holding Trust is insolvent; provided, however, that the Owner Trustee shall not be deemed to owe any fiduciary duty to the Noteholders. The Owner Trustee shall have no duty to give such written consent to a Bankruptcy Action by the Holding Trust if the Owner Trustee shall not have been furnished (at the expense of the Holding Trust or the Person that requested that such letter be furnished to the Owner Trustee) with a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Holding Trust is then insolvent. The Owner Trustee (as such and in its individual capacity) shall not be personally liable to any Person on account of the Owner Trustee’s good faith reliance on the provisions of this Section or in connection with the Owner Trustee’s giving prior written consent to a Bankruptcy Action by the Holding Trust in accordance herewith, or withholding such consent, in good faith, and neither the Holding Trust nor the Holding Trust Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee (as such and in its individual capacity) for giving or withholding its consent to any such Bankruptcy Action.

(b)            The parties hereto stipulate and agree that the Holding Trust Certificateholder has no power to commence any Bankruptcy Action on the part of the Holding Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Holding Trust except as provided in Sections 4.5(a) and 10.12. To the extent permitted by applicable law, the consent of the Indenture Trustee shall be obtained prior to taking any Bankruptcy Action by the Holding Trust.

(c)            The provisions of this Section do not constitute an acknowledgement or admission by the Holding Trust, the Owner Trustee, the Holding Trust Certificateholder or any creditor of the Holding Trust that the Holding Trust is eligible to be a debtor, under the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended.

SECTION 4.6.  Covenants and Restrictions on Conduct of Business.

(a)            The Holding Trust agrees to abide by the following restrictions:

(i)            other than as contemplated by the Basic Documents and related documentation, the Holding Trust shall not incur any indebtedness;

(ii)            other than as contemplated by the Basic Documents and related documentation, the Holding Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

(iii)            other than as contemplated by the Basic Documents and related documentation, the Holding Trust shall not engage in any business activity in which it is not currently engaged; and

(iv)            other than as contemplated by the Basic Documents and related documentation, the Holding Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset.

(b)            The Holding Trust shall:

(i)            maintain books and records separate from any other person or entity;

(ii)            maintain its office and bank accounts separate from any other person or entity;

(iii)            not commingle its assets with those of any other person or entity;

(iv)            conduct its own business in its own name and use stationery or other business forms under its own name and not that of the Holding Trust Certificateholder or Affiliate;

(v)            other than as contemplated by the Basic Documents and related documentation, pay its own liabilities and expenses only out of its own funds;

(vi)            observe all formalities required under the Statutory Trust Statute;

(vii)            not guarantee or become obligated for the debts of any other person or entity;

(viii)                          not hold out its credit as being available to satisfy the obligation of any other person or entity;

(ix)            other than as contemplated by the Basic Documents and related documentation, not acquire the obligations or securities of the Holding Trust Certificateholder or its Affiliates;

(x)            other than as contemplated by the Basic Documents and related documentation, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;

(xi)            other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other person or entity;

(xii)            hold itself out as a separate entity from the Holding Trust Certificateholder and not conduct any business in the name of the Holding Trust Certificateholder;

(xiii)  correct any known misunderstanding regarding its separate identity;

(xiv)  not identify itself as a division (other than for tax reporting purposes) of any other person or entity; and

(xv)            except as required or specifically provided in the Trust Agreement, conduct business with the Holding Trust Certificateholder or any Affiliate thereof on an arm’s length basis.

(c)            So long as the Notes or any other amounts owed under the Indenture remain outstanding, the Holding Trust shall not amend this Section 4.6 unless the Rating Agency Condition has been satisfied.

(d)            For the avoidance of doubt, the Owner Trustee shall not cause the Holding Trust to engage in any activity in contravention of the foregoing. The Owner Trustee shall have no obligation to monitor the performance or compliance of the Holding Trust with the foregoing requirements and restrictions.

ARTICLE V

Authority And Duties of Owner Trustee

SECTION 5.1.  General Authority.

(a)            The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Holding Trust is named as a party, each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Holding Trust is named as a party and any amendment thereto and on behalf of the Holding Trust, each state business license (and any renewals thereof) prepared by the Holding Trust Certificateholder or the Servicer, including, without limitation, a Sales Finance Company Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Consumer Discount License Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Financial Regulation Application with the Maryland Department of Labor, Licensing and Regulation, and a Money Lender License Application with the South Dakota Department of Labor and Regulation, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Holding Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Holding Trust Certificateholder direct in writing with respect to the Basic Documents so long as such activities are consistent with the terms of the Basic Documents.

(b)            The Owner Trustee shall sign on behalf of the Holding Trust any applicable tax returns of the Holding Trust prepared and delivered to it by the Servicer or Seller, unless applicable law requires the Holding Trust Certificateholder to sign such documents.

SECTION 5.2.  General Duties.

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Holding Trust in the interest of the Holder, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement to perform any act or to discharge any duty of the Holding Trust or the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Sale and Servicing Agreement.

SECTION 5.3.  Action upon Instruction.

(a)            Subject to Article IV, the Holding Trust Certificateholder shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Holding Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any

Basic Document. The Holding Trust Certificateholder shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

(b)            The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)            Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holding Trust Certificateholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Holding Trust Certificateholder received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Holding Trust Certificateholder, and shall have no liability to any Person for such action or inaction.

(d)            In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holding Trust Certificateholder requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Holding Trust Certificateholder, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Holding Trust Certificateholder, and shall have no liability to any Person for such action or inaction.

SECTION 5.4.  No Duties Except as Specified in this Agreement or in Instructions.

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Holding Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties or obligations existing at law or in equity shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any trust licensing or qualifications to do business, tax filing, financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest or lien granted to it or the Holding Trust or to prepare or file any Commission filing (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder) for the Holding Trust or to record this Agreement or any Basic Document or monitor or enforce the satisfaction of any risk retention requirement. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Holding Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Holding Trust Estate.

SECTION 5.5.  No Action Except under Specified Documents or Instructions.

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Holding Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

SECTION 5.6.  Restrictions.

The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Holding Trust set forth in Section 2.3 of this Agreement, or (ii) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would (A) affect the treatment of the Notes as indebtedness for U.S. federal income, state and local income, franchise and value added tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income or state income or franchise tax purposes, (C) cause the Holding Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for federal income, state and local income or franchise and value added tax purposes or (D) cause the Holding Trust to be treated as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. The Holding Trust Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

SECTION 5.7.  Covenants for Reporting of Repurchase Demands due to Breaches of Representations and Warranties.

(a)            With respect to any requests (in writing or orally) for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 of the Sale and Servicing Agreement received by a Responsible Officer of the Owner Trustee during the immediately preceding calendar quarter (or, in the case of the initial notice, since the Closing Date), the Owner Trustee will (i) in accordance with its obligations pursuant to Section 3.2 of the Sale and Servicing Agreement, provide prompt written notice upon the discovery of any breach of EFCAR’s representations and warranties made pursuant to Section 3.1 of the Sale and Servicing

Agreement, (ii) no later than five Business Days after the end of each calendar quarter, provide to the Servicer, Exeter and EFCAR, a notice in substantially the form of Exhibit C, or any other form agreed upon between the Owner Trustee and EFCAR, which shall be deemed acceptable to EFCAR unless EFCAR notifies the Owner Trustee within five (5) Business Days of its receipt thereof and (iii) promptly upon reasonable written request by the Servicer, Exeter or EFCAR, provide to them any other information reasonably requested in good faith that is in the actual possession of the Owner Trustee and necessary to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB.

(b)            In no event will the Owner Trustee or the Holding Trust have any responsibility or liability in connection with (i) the compliance by the Servicer, Exeter, EFCAR, or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB. The Owner Trustee will not have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 of the Sale and Servicing Agreement.

ARTICLE VI

Concerning the Owner Trustee

SECTION 6.1.  Acceptance of Trusts and Duties.

The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Holding Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.4 hereof, (iv) for any investments issued by the Owner Trustee in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)            the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee (except in the case of willful misconduct, bad faith or gross negligence);

(b)            the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or the Holding Trust Certificateholder;

(c)            no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)            under no circumstances shall the Owner Trustee be liable for any representations, warranties or covenants of the Holding Trust or any other person (other than the Owner Trustee) or the indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)            the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Holding Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Indenture Trustee, any Noteholder or to the Holding Trust Certificateholder, other than as expressly provided for herein and in the Basic Documents;

(f)            the Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to monitor or perform the obligations under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Sale and Servicing Agreement or by the Servicer under the Sale and Servicing Agreement;

(g)            the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Holding Trust Certificateholder, unless the Holding Trust Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act;

(h)            in no event shall the Owner Trustee, its directors, officers, agents or employees be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), whether or not foreseeable and irrespective of whether the Owner Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)            the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge or received written notice thereof;

(j)            any funds deposited with the Owner Trustee may be held in a non-interest bearing trust account and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of any investment undertaken at the direction of the Holders; and

(k)            the Owner Trustee undertakes to perform or observe only such of the obligations of the Owner Trustee as are expressly set forth in this Agreement, and no implied covenants or obligations with respect to the Noteholders or the Indenture Trustee shall be read into this Agreement or the other Basic Documents against the Owner Trustee. The Owner Trustee shall not be deemed to owe any fiduciary duty to the Indenture Trustee or the Noteholders.

SECTION 6.2.  Furnishing of Documents.

The Owner Trustee shall furnish to the Holding Trust Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

SECTION 6.3.  Representations and Warranties.

Wilmington Trust Company hereby represents and warrants to the Depositor and the Holder, that:

(a)            It is a Delaware corporation with trust powers, duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)            It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)            Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the trust powers of Wilmington Trust Company or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)            The Agreement has been, or, when executed and delivered will have been, duly authorized, validly executed and delivered by Wilmington Trust Company and constitutes, a valid and binding agreement of Wilmington Trust Company, enforceable against Wilmington Trust Company in accordance with its terms, except to the extent that enforceability may (A) be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws, regulations or procedures of general applicability now or hereinafter in effect relating to or affecting creditor’s rights generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e)            There are no proceedings or investigations pending or, to the actual knowledge of a Responsible Officer of Wilmington Trust Company, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Wilmington Trust Company or its properties (A) asserting the invalidity of this Agreement or (B) seeking any determination or ruling that might materially and adversely affect the performance by Wilmington Trust Company of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document.

SECTION 6.4.  Reliance; Advice of Counsel.

(a)            The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, judgment, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter, the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)            In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons; provided, however, that the Owner Trustee shall use its good faith efforts to procure and provide to such counsel, accountants or other such Persons all such documents and information as may be reasonably necessary for such Persons to render such opinion or advice.

SECTION 6.5.  Not Acting in Individual Capacity.

Except as provided in this Article VI, in accepting the trust hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Holding Trust Estate for payment or satisfaction thereof.

SECTION 6.6.  Owner Trustee Not Liable for Holding Trust Certificate or Receivables.

The recitals contained herein and in the Holding Trust Certificate (other than the signature and countersignature of the Owner Trustee on the Holding Trust Certificate) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Holding Trust Certificate (other than the signature and countersignature of the Owner Trustee on the Holding Trust Certificate) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Holding Trust Estate or its ability to generate the payments to be distributed to the Holding Trust Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Holding Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Owner Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

SECTION 6.7.  Owner Trustee May Own Notes.

The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

SECTION 6.8.  Payments from Owner Holding Trust Estate.

All payments to be made by the Owner Trustee or Holding Trust Certificate Paying Agent, as applicable, under this Agreement or any of the Basic Documents to which the Holding Trust or the Owner Trustee or Holding Trust Certificate Paying Agent is a party shall be made only from the income and proceeds of the Owner Holding Trust Estate and only to the extent that the Owner Trustee or Holding Trust Certificate Paying Agent, as applicable, shall have received income or proceeds from the Owner Holding Trust Estate to make such payments in accordance with the terms hereof. Wilmington Trust Company or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Holding Trust, the Owner Trustee or the Holding Trust Certificate Paying Agent is a party.

SECTION 6.9.  Doing Business in Other Jurisdictions.

Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction other than the State of Delaware becoming payable by Wilmington Trust Company (or any successor thereto); or (iii) subject Wilmington Trust Company (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

SECTION 6.10.  FATCA Information.

The Holding Trust Certificateholder or Holder, by acceptance of the Holding Trust Certificate or such interest therein, agrees to provide to the Owner Trustee or Holding Trust Certificate Paying Agent, upon its reasonable request, the FATCA Information to the extent the Holding Trust Certificateholder or Holder is legally entitled to do so. In addition, the Holding Trust Certificateholder or Holder, by acceptance of the Holding Trust Certificate or such interest therein, agrees that the Owner Trustee or Holding Trust Certificate Paying Agent (as applicable) has the right to withhold or deduct (and to promptly pay over, in full, to the relevant taxing authority) any amounts properly withheld or deducted under law (and without any corresponding gross-up) payable to the Holding Trust Certificateholder or Holder that fails to comply with the requirements of the preceding sentence, or otherwise fails to establish a complete exemption from such withholding tax to the satisfaction of the applicable withholding agent.

SECTION 6.11.  Financial Crimes Enforcement Network’s Customer Due Diligence Requirements.

To help the government fight the funding of terrorism and money laundering activities, the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, the “USA PATRIOT Act”), the Financial Crimes Enforcement Network’s (“FinCEN”) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (“Applicable Anti-Money Laundering Law”), requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Owner Trustee will request on or before the Closing Date and from time to time thereafter reasonable documentation to verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee will ask for reasonable documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation and information (including beneficial owners of such entities). The Owner Trustee may, to the fullest extent permitted by Applicable Anti-Money Laundering Law, conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received, and failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder which, at the sole option of the Owner Trustee, may result in the immediate resignation of the Owner Trustee, in accordance with Section 9.2.

In addition to the Owner Trustee’s obligations under the USA PATRIOT Act, the Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”), may require the Holding Trust to file certain reports with FinCEN after the date of this Agreement. It shall be the Initial Depositor’s or the Servicer’s duty, and not the Owner Trustee’s duty, to cause the Holding Trust to make such filings or to cause the Holding Trust to comply with its obligations under the CTA, if any.

The parties hereto agree that for purposes of Applicable Anti-Money Laundering Law, including without limitation the CTA as applicable, (a) until a transfer of the Holding Trust Certificate occurs after the Closing Date in compliance with the terms of this Agreement, (i) the Certificateholders (as defined in the Issuer Trust Agreement) are and shall be deemed to be the sole direct owners of the Holding Trust, and (ii) one or more Controlling Parties of the Certificateholders (as defined in the Issuer Trust Agreement) shall be deemed to be the parties with the power and authority to exercise substantial control over the Holding Trust, and (b) after a transfer of the Holding Trust Certificate occurs after the Closing Date in compliance with the terms of this Agreement, (1) the Holding Trust Certificateholder is and shall be deemed to be the direct owner of the Holding Trust, and  (2) one or more Controlling Parties of the Holding Trust Certificateholder shall be deemed to be the parties with the power and authority to exercise substantial control over the Holding Trust.

ARTICLE VII

Compensation of Owner Trustee

SECTION 7.1.  Owner Trustee’s Fees and Expenses.

The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Exeter and the Owner Trustee.  To the extent any such fees and other reasonable expenses due to the Owner Trustee under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents, shall not have been paid or reimbursed by the Depositor pursuant to Section 5.7(a) of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable, within ninety (90) days after receipt by the Depositor and Exeter of a detailed invoice in respect thereof, Exeter shall promptly pay the Owner Trustee for any such unpaid amounts.  If, subsequent to any such payment by Exeter to the Owner Trustee described in the immediately preceding sentence, the Owner Trustee receives payment or reimbursement in respect of the related amount, in part or in full, from the Depositor, then the Owner Trustee shall promptly refund Exeter for the amount of such payment or reimbursement received from the Depositor on such subsequent date.

SECTION 7.2.  Indemnification.

The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses, including legal fees, costs and expenses incurred in connection with enforcement of its indemnification rights hereunder) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Holding Trust Estate, the administration of the Owner Holding Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1. The indemnities contained in this Section and the rights under Section 7.1 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor which approval shall not be unreasonably withheld.  To the extent any such Expenses due to the Owner Trustee or other Indemnified Party hereunder shall not have been paid or reimbursed by the Depositor pursuant to Section 5.7(a) of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable, within ninety (90) days after receipt by the Depositor and Exeter of a detailed invoice in respect thereof, Exeter shall promptly pay the Owner Trustee or such other Indemnified Party for any such unpaid Expenses.  If, subsequent to any such payment by Exeter to the Owner Trustee or other Indemnified Party described in the immediately preceding sentence, the Owner Trustee or such other Indemnified Party receives payment or reimbursement in respect of the related Expenses, in part or in full, from the Depositor, then the Owner Trustee or such other Indemnified Party shall promptly refund Exeter for the amount of such payment or reimbursement received from the Depositor on such subsequent date.

SECTION 7.3.  Payments to the Owner Trustee.

Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Holding Trust Estate immediately after such payment.

SECTION 7.4.  Non-recourse Obligations.

Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Holding Trust that all obligations of the Holding Trust to the Owner Trustee individually or as Owner Trustee for the Holding Trust shall be with recourse to the Owner Holding Trust Estate only and specifically shall be without recourse to the assets of the Holder.

ARTICLE VIII

Termination of Trust Agreement

SECTION 8.1.  Termination of Trust Agreement.

(a)            The Holding Trust shall dissolve and the Seller and the Servicer shall wind up the affairs of the Holding Trust in accordance with Section 3808 of the Statutory Trust Statute upon the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option or by the Seller at its option of the corpus of the Holding Trust as described in Section 10.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Basic Documents; provided, however, that the rights to indemnification under Section 7.2 and the rights under Section 7.1 shall survive the dissolution of the Holding Trust. The Seller or the Servicer shall promptly notify the Owner Trustee of any prospective dissolution pursuant to this Section.  For the avoidance of doubt, except as described in Section 8.1(d), the Owner Trustee shall have no responsibility for the dissolution, or winding-up, of the Holding Trust.  The bankruptcy, liquidation, dissolution, death or incapacity of the Holding Trust Certificateholder, shall not (x) operate to terminate this Agreement or the Holding Trust, nor (y) entitle the Holding Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Holding Trust or Owner Holding Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)            Neither the Depositor nor the Holding Trust Certificateholder shall be entitled to revoke or terminate the Holding Trust.

(c)            Notice of any termination of the Holding Trust, specifying the Distribution Date upon which the Holding Trust Certificateholder shall surrender the Holding Trust Certificate to the Holding Trust Certificate Registrar for payment of the final distribution by the Holding Trust Certificate Paying Agent and cancellation, shall be given by the Servicer on behalf of the Owner Trustee by letter to the Holding Trust Certificateholder (with a copy to the Owner Trustee) mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 10.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Holding Trust Certificate shall be made upon presentation and surrender of the Holding Trust Certificate at the office of the Holding Trust Certificate Registrar therein designated, (ii) the amount of any such final payment, (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Holding Trust Certificate at the office of the Holding Trust Certificate Registrar therein specified and (iv) interest will cease to accrue on the Holding Trust Certificate. The Servicer on behalf of the Owner Trustee shall give such notice to the Indenture Trustee at the time such notice is given to the Holding Trust Certificateholder. Upon presentation and surrender of the Holding Trust Certificate, the Holding Trust Certificate Paying Agent shall cause to be distributed to the Holding Trust Certificateholder amounts distributable on such Distribution Date pursuant to Section 5.7 of the Sale and Servicing Agreement.

In the event that the Holding Trust Certificateholder shall not surrender the Holding Trust Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Servicer on behalf of the Owner Trustee and the Holding Trust Certificate Registrar shall give a second written notice to the Holding Trust Certificateholder to surrender the Holding Trust Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Holding Trust Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Holding Trust Certificateholder concerning surrender of the Holding Trust Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Holding Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Holding Trust Certificate Paying Agent to the Holder.

(d)            Upon the completion of the winding up of the Holding Trust in accordance with Section 3808 of the Statutory Trust Statute, this Agreement shall terminate and be of no further force or effect except as expressly set forth herein and the Owner Trustee shall, at the expense of and upon written direction of the Seller that the Holding Trust has be wound up and direction to file, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE IX

Successor Owner Trustees and Additional Owner Trustees

SECTION 9.1.  Eligibility Requirements for Owner Trustee.

The Owner Trustee shall at all times be a Person (i) satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (ii) authorized to exercise corporate trust powers; and (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

SECTION 9.2.  Resignation or Removal of Owner Trustee.

The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Holding Trust Certificateholder

may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The reasonable out-of-pocket expenses actually incurred (including reasonable fees of outside legal counsel) related to such petition shall be an expense within the meaning of the term Expense defined in Section 7.2.

If at any time the Owner Trustee shall (i) cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written request therefor by the Depositor or (ii) be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee by sending written notice of such removal to the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly (x) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (y) pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

SECTION 9.3.  Successor Owner Trustee.

Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to the Holding Trust Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within ten days after acceptance of appointment by the successor

Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

SECTION 9.4.  Merger or Consolidation of Owner Trustee.

Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation or succession to the Depositor (who shall notify the Rating Agencies).

SECTION 9.5.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Holding Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Holding Trust Estate, and to vest in such Person, in such capacity, such title to the Holding Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Owner Trustee shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Holding Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii)            no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)            the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X

Miscellaneous

SECTION 10.1.  Supplements and Amendments.

(a)            This Agreement may be amended by the Depositor and the Owner Trustee, and with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Indenture Trustee, the Noteholders or the Holding Trust Certificateholder, (i) to cure any ambiguity or to conform this Agreement to the Prospectus; provided, however, that the Owner Trustee and the Indenture Trustee will be entitled to receive and rely upon an Opinion of Counsel described in the penultimate paragraph of Section 10.1(b) in connection with such amendment or (ii) to correct or supplement any provisions in this Agreement, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that (A) such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or the Holding Trust Certificateholder, or (B) the Rating Agency Condition shall have been satisfied with respect to such amendment and the Servicer shall have notified the Indenture Trustee and the Owner Trustee in writing that the Rating Agency Condition has been satisfied with respect to such amendment.

(b)            This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice by the Depositor to the Rating Agencies, without the consent of the Indenture Trustee, and to the extent such amendment materially and adversely affects the interests of the Noteholders, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holder of the Holding Trust Certificate (which consent of the Holder of the Holding Trust Certificate or a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on the Holder) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Holding Trust Certificateholder; provided, however, to the extent not otherwise permitted by Section 10.1(a), no such amendment shall (A) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Holding Trust Certificateholder or (B) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the percentage of Holding Trust Certificate required to consent to any such amendment, without the consent of the holders of all the outstanding Notes of each class affected thereby and the Holder of the Holding Trust Certificateholder.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Holding Trust Certificateholder, the Indenture Trustee and the Depositor (who shall send such notification to each of the Rating Agencies).

It shall not be necessary for the consent of the Holding Trust Certificateholder or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Holding Trust Certificateholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Holding Trust Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent provided for in this Agreement, if any, to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, execute any amendment to this Agreement or the Basic Documents which affects the Owner Trustee’s own rights, duties or immunities.

No amendment pursuant to this Section 10.1 shall be effective which affects the rights, protections or duties of the Holding Trust Certificate Registrar or the Holding Trust Certificate Paying Agent without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Depositor shall (i) obtain all such consents or (ii) certify that no such consent is required, upon which, in either case, the Owner Trustee may conclusively rely.

SECTION 10.2.  No Legal Title to Owner Holding Trust Estate in Holding Trust Certificateholder.

The Holding Trust Certificateholder shall not have legal title to any part of the Owner Holding Trust Estate. The Holding Trust Certificateholder shall be entitled to receive distributions in accordance with Articles VIII and XI. No transfer, by operation of law or otherwise, of any right, title or interest of the Holding Trust Certificateholder to and in its ownership interest in the Owner Holding Trust Estate shall operate to terminate this Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Holding Trust Estate.

SECTION 10.3.  Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Holding Trust Certificateholder, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Holding Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.4.  Notices.

(a)            Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed first class mail or certified mail, in each case return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Owner Trustee or the Holding Trust Certificate Registrar, addressed to the Corporate Trust Office; (ii) if to the Depositor, addressed to c/o EFCAR, LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention:  Chief Financial Officer, with a copy to the Owner Trustee at its Corporate Trust Office; or (iii) if to the Holding Trust Certificate Paying Agent, addressed to Exeter Finance LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention: Chief Financial Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)            Any notice required or permitted to be given to the Holding Trust Certificateholder shall be given by first-class mail, postage prepaid, at the address of the Holder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holding Trust Certificateholder receives such notice.

(c)            Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

SECTION 10.5.  Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6.  Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties hereto further agrees that this Agreement and, except as provided in Section 3.2 and Section 3.3 hereof, any other documents to be delivered in connection herewith may be electronically signed and delivered, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

SECTION 10.7.  Assignments.

This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

SECTION 10.8.  No Recourse.

The Holding Trust Certificateholder by accepting the Holding Trust Certificate acknowledges that the Holding Trust Certificate represents a beneficial interest in the Holding Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Owner Trustee, the Holding Trust Certificate Registrar, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Holding Trust Certificate or the Basic Documents.

SECTION 10.9.  Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.10.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.11.  WAIVER OF JURY TRIAL.

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 10.12.  Servicer.

(a)            The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Holding Trust, all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Holding Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. On the Closing Date or upon written request, the Owner Trustee, as trustee of the Holding Trust, shall execute and deliver to the Servicer a limited power of attorney appointing the Servicer as the Holding Trust’s agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

(b)            It shall be the Servicer’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Holding Trust to respond to, comply with, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry relating in any way to the Holding Trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Servicer and to comply with any reasonable request made by the Servicer for the delivery of information or documents to the Servicer in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry.

SECTION 10.13.  Nonpetition Covenants.

(a)            To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Holding Trust Certificateholder shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Holding Trust, acquiesce, petition or otherwise invoke or cause the Holding Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Holding Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Holding Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Holding Trust.

(b)            To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Owner Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement, with respect to the Holding Trust, acquiesce, petition or otherwise invoke or cause the Holding Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Holding Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Holding Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Holding Trust.

SECTION 10.14.  Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and any successor Holding Trust Certificate

Paying Agent or Holding Trust Certificate Registrar, shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 10.15.  Force Majeure.

Notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Holding Trust resulting from any event beyond the reasonable control of the Owner Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any court or governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Holding Trust’s property; or an epidemic or pandemic; or the breakdown, failure or malfunction of any utilities or telecommunications or computer (hardware or software) systems;  or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event; it being understood that the Owner Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to maintain or, if applicable, resume performance as soon as practicable, under any such circumstances.

SECTION 10.16.  Regulation AB.

The Owner Trustee acknowledges and agrees that the purpose of this Section 10.16 is to facilitate compliance by the Holding Trust with the provisions of Regulation AB and related rules and regulations of the Commission.  The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees hereby to comply with reasonable requests made by the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  The Owner Trustee shall cooperate fully with the Servicer and the Holding Trust to deliver to the Servicer and the Holding Trust any and all statements, reports, certifications, records and any other information in its possession necessary in the good faith determination of the Servicer to permit the Servicer and the Holding Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee reasonably believed by the Servicer to be necessary in order to effect such compliance.

SECTION 10.17.  Entire Agreement.

This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

ARTICLE XI

Application of Holding Trust Funds; Certain Duties

SECTION 11.1.  [Reserved].

SECTION 11.2.  Application of Holding Trust Funds.

(a)            On each Distribution Date, so long as any Notes are outstanding, the Servicer shall make deposits into the Trust Accounts, which represent distributions to the Holding Trust Certificateholder, pursuant to the terms of the Sale and Servicing Agreement with respect to such Distribution Date. After the termination of the Indenture in accordance with its terms, the Servicer, on behalf of the Holding Trust, shall distribute all amounts received (if any) by the Holding Trust and the Owner Trustee in respect of the Owner Holding Trust Estate to the Holding Trust Certificateholder.

(b)            In the event that any withholding tax is imposed on the Holding Trust’s payment (or allocations of income) to the Holding Trust Certificateholder, such tax shall reduce the amount otherwise distributable to the Holding Trust Certificateholder in accordance with this Section. The Owner Trustee or Holding Trust Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Holding Trust Certificateholder sufficient funds for the payment of any tax that is legally owed by the Holding Trust (but such authorization shall not prevent the Owner Trustee or the Holding Trust Certificate Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Holding Trust Certificateholder shall be treated as cash distributed to the Holding Trust Certificateholder at the time it is withheld by the Holding Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Holding Trust Certificateholder), the Owner Trustee or the Holding Trust Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

(c)            The Holder of the Holding Trust Certificate that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date the Holder becomes the Holder, (i) notify the Owner Trustee and the Holding Trust Certificate Paying Agent and (ii)(A) provide the Owner Trustee and the Holding Trust Certificate Paying Agent with IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8EXP (or successor forms), as appropriate, or (B) notify the Owner Trustee and the Holding Trust Certificate Paying Agent that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. The Holder agrees by its acceptance of the Holding Trust Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee and the Holding Trust Certificate Paying Agent should subsequent circumstances arise affecting the information provided the Owner Trustee or the Holding Trust Certificate Paying Agent in clauses (i) and (ii) above. The Owner Trustee and the Holding Trust Certificate Paying Agent shall be fully protected in relying upon, and the Holder by its acceptance of the Holding Trust Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Holding Trust Certificate Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner

Trustee’s and the Holding Trust Certificate Paying Agent’s reliance upon any documents, forms or information provided by the Holder to the Owner Trustee and the Holding Trust Certificate Paying Agent.

SECTION 11.3.  Method of Payment.

Pursuant to Section 11.2, distributions required to be made to the Holding Trust Certificateholder after the termination of the Indenture in accordance with its terms shall be made to the Holding Trust Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of the Holding Trust Certificateholder at a bank or other entity having appropriate facilities therefor, if the Holding Trust Certificateholder shall have provided to the Holding Trust Certificate Registrar and the Holding Trust Certificate Paying Agent appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to the Holding Trust Certificateholder at the address of the Holding Trust Certificateholder appearing in the Holding Trust Certificate Register.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Owner Trustee

By:
               Name:
               Title:

EXETER AUTOMOBILE RECEIVABLES TRUST 2024-3, as Seller

By:     EXETER FINANCE LLC, as Servicer

By:
               Name:
               Title:

ACKNOWLEDGED AND AGREED TO:

EXETER FINANCE LLC,
Solely with respect to Sections 2.11, 7.1 and
7.2

By:
                 Name:
                 Title:

ACKNOWLEDGED AND AGREED TO:

EFCAR, LLC,
solely with respect to Sections 2.1 and 5.7

By:
                 Name:
                 Title:

EXHIBIT A

NUMBER
R-[__]

Percentage Interest of this Holding Trust Certificate: 100%

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS HOLDING TRUST CERTIFICATE IS NOT TRANSFERABLE,
EXCEPT UNDER THE LIMITED CONDITIONS
SPECIFIED IN THE TRUST AGREEMENT

_____________________________

ASSET BACKED HOLDING TRUST CERTIFICATE

THIS HOLDING TRUST CERTIFICATE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE HOLDING TRUST HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS HOLDING TRUST CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO AN AFFILIATE OF THE DEPOSITOR OR TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”).

This Holding Trust Certificate evidences the undivided beneficial ownership interest in the Holding Trust, as defined below, the property of which includes a pool of retail installment sale contracts and auto loan agreements secured by new or used automobiles, vans or light duty trucks and conveyed to the Holding Trust by Exeter Automobile Receivables Trust 2024-3 (the “Seller”).

(This Holding Trust Certificate does not represent an interest in or obligation of Exeter Automobile Receivables Trust 2024-3 or any of its Affiliates, except to the extent described below.)

THIS CERTIFIES THAT [_________________] is the registered owner of a nonassessable, fully-paid, undivided beneficial ownership interest in Exeter Holdings Trust 2024-3 (the “Holding Trust”).

The Holding Trust was created pursuant to a Trust Agreement dated as of January 4, 2024, as amended and restated as of May 6, 2024 (the “Trust Agreement”), between the Seller and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This is a duly authorized Holding Trust Certificate designated as “Asset Backed Holding Trust Certificate” (herein called the “Holding Trust Certificate”). Also issued under the Indenture, dated as of May 6, 2024, among the Exeter Automobile Receivables Trust 2024-3, the Holding Trust, Citibank, N.A., as indenture trustee, are seven classes of Notes designated as “Class A-1 5.598% Asset Backed Notes” (“Class A-1 Notes”), “Class A-2 5.82% Asset Backed Notes” (“Class A-2 Notes”), “Class A-3 5.65% Asset Backed Notes” (“Class A-3 Notes” and, together with the Class A-1 Notes and the Class A-2 Notes, the “Class A Notes”), “Class B 5.57% Asset Backed Notes” (the “Class B Notes”), “Class C 5.70% Asset Backed Notes” (the “Class C Notes”), “Class D 5.98% Asset Backed Notes” (the “Class D Notes”) and “Class E 7.84% Asset Backed Notes” (the “Class E Notes” and, together with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”). This Holding Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which the holder of this Holding Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Holding Trust includes a pool of retail installment sale contracts and auto loan agreements secured by new and used automobiles, vans or light duty trucks (the “Receivables”), all monies due thereunder on or after the Cutoff Date, security interests in the vehicles financed thereby, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title and interest of the Seller in and to the Purchase Agreement dated as of May 6, 2024, between Exeter Finance LLC and the Seller, and all proceeds of the foregoing.

The holder of this Holding Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Holding Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

Distributions on this Holding Trust Certificate will be made as provided in the Trust Agreement or any other Basic Document by wire transfer or check mailed to the Holding Trust Certificateholder without the presentation or surrender of this Holding Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Holding Trust Certificate will be made after due notice by the Servicer on behalf of the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Holding Trust Certificate at the office or agency maintained for the purpose by the Holding Trust Certificate Registrar at the Corporate Trust Office.

Reference is hereby made to the further provisions of this Holding Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Holding Trust Certificate Registrar, by manual signature, this Holding Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS HOLDING TRUST CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Holding Trust and not in its individual capacity, has caused this Holding Trust Certificate to be duly executed.

EXETER HOLDINGS TRUST 2024-3

	By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but
solely as Owner Trustee
Dated: _______, 20___
By:
Name:
Title:

CERTIFICATE REGISTRAR’S
CERTIFICATE OF AUTHENTICATION

This is the Holding Trust Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY, not
in its individual capacity but solely as
Holding Trust Certificate Registrar

By:
                Authorized Signatory

(Reverse of Holding Trust Certificate)

This Holding Trust Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Holding Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by the Holding Trust Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Majority Noteholders and the Holding Trust Certificateholder. Any such consent by the Holder of this Holding Trust Certificate shall be conclusive and binding on the Holder and on any future Holder of this Holding Trust Certificate and of this Holding Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Holding Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holding Trust Certificateholder.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Holding Trust Certificate is registrable in the Holding Trust Certificate Register upon surrender of this Holding Trust Certificate for registration of transfer at the offices or agencies of the Holding Trust Certificate Registrar maintained by the Holding Trust Certificate Registrar in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Holding Trust Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon a new Holding Trust Certificate evidencing the same aggregate interest in the Holding Trust will be issued to the designated transferee. The initial Holding Trust Certificate Registrar appointed under the Trust Agreement is Wilmington Trust Company. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Holding Trust Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

It is the intention of the parties to the Trust Agreement that, solely for federal income or state and local income, franchise and value added tax purposes, (i) the Holding Trust will be treated as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code and (ii) the Notes will be treated as debt. By accepting this Holding Trust Certificate, the Holding Trust Certificateholder hereby agrees to take no action inconsistent with the foregoing intended tax treatment.

Each of the Owner Trustee and Holding Trust Certificate Registrar and any agent of the Owner Trustee may treat the Person in whose name this Holding Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Holding Trust Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Holding Trust created thereby shall terminate upon the payment to the Holding Trust Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Holding Trust. The Seller or the Servicer of the Receivables may at its option purchase the corpus of the Holding Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Holding Trust will effect early retirement of the Holding Trust Certificate; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance.

This Holding Trust Certificate may not be purchased by or transferred to any person that is or will be, or that is acting on behalf of or investing assets of an entity that is or will be (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Plan”), or (iv) an employee benefit plan, a plan or other similar arrangement that is not a Plan but is subject to any provision of federal, state, local, non-U.S. or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (each, a “Benefit Plan”). By accepting and holding this Holding Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and neither the Owner Trustee nor the Holding Trust Certificate Registrar assumes any responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Holding Trust Certificate and neither the Owner Trustee nor the Holding Trust Certificate Registrar makes any representations as to the validity or sufficiency of any Receivable or related document.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Holding Trust Certificate Registrar, by manual signature, this Holding Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Holding Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________ Attorney to transfer said Holding Trust Certificate on the books of the Holding Trust Certificate Registrar, with full power of substitution in the premises.

Dated:		*
Signature

Guaranteed:		*

*            NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Holding Trust Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Holding Trust Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Holding Trust Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF

CERTIFICATE OF TRUST

OF

EXETER HOLDINGS TRUST 2024-3

THIS Certificate of Trust of EXETER HOLDINGS TRUST 2024-3 (the “Holding Trust”) is being duly executed and filed on behalf of the Holding Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.            Name. The name of the statutory trust formed by this Certificate of Trust is “EXETER HOLDINGS TRUST 2024-3.”

2.            Delaware Trustee. The name and business address of the trustee of the Holding Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

3.            Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as trustee of the
Holding Trust

By:
               Name:
               Title:

EXHIBIT C

Form of

Notice of Repurchase Request

[___________], 20[_]

Exeter Finance LLC
  as Servicer
2101 W. John Carpenter Freeway
Irving, Texas 75063

Attention: Chief Financial Officer
EFCAR, LLC
2101 W. John Carpenter Freeway
Irving, Texas 75063

Attention: Chief Financial Officer

Re:            Notice of Requests to Repurchase Receivables

Reference is hereby made to the Amended and Restated Trust Agreements set forth below (each, an “Agreement”), for which Wilmington Trust Company, a Delaware trust company, has acted in the capacity of owner trustee (in each case, the “Owner Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the related Agreement. This Notice is being delivered pursuant to Section 5.7 of the related Agreement.

[During the period from and including [____], 20[ ] to but excluding [____], 20[__], the Owner Trustee received no requests requesting that Receivables be repurchased.]

[During the period from and including [____], 20[ ] to but excluding [____], 20[__], the Owner Trustee received one or more requests requesting that Receivables be repurchased. Copies of such requests received in writing are attached, and details of any such requests received orally are set forth below:]

Agreement	Date of Request	Number of Receivables Subject to Request	Aggregate Principal Balance of Receivables Subject to Request

This notice, and requests contained herein are being sent to you in connection with compliance with Rule 15Ga-1 of the Securities Exchange Act of 1934. In no event will the Owner Trustee or any of the related Trusts have any responsibility or liability in connection with (i) the compliance by the related Servicer, the related Depositor or any other Person with the Exchange

Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Owner Trustee of
the Holding Trust

By:
              Name:
              Title:

C-2